                                                                   EXHIBIT 10.18

                               OFFER TO PURCHASE

FROM:     WILCOX DONNELLY CAPITAL CORP.
          650 - 1188 West Georgia Street
          Vancouver, B.C.
          V6E 4A2

                                               (herein called the "Purchaser")

TO:       SOHO ENTERPRISES LTD.
          302 - 1132 Hamilton Street
          Vancouver, B.C.
          V6B 2S2

                                                  (herein called the "Vendor")


1.   PURCHASE PRICE
     --------------

1.1  The Purchaser hereby offers to purchase from the Vendor:

(a) those certain parcels of land located in the City of Vancouver, Province of British Columbia and more particularly described on Schedule "B" hereto (herein collectively called the "Lands");

(b) all buildings, improvements, structures, fixtures, appurtenances and attachments to the Lands, whether or not attached thereto and forming part thereof, including all systems on the Lands of a mechanical nature and without limiting the generality of the foregoing all heating, lighting, air-conditioning, plumbing, electrical, ventilation, drainage, water, elevator and other mechanical fixtures and systems (including, without limitation, all antennae, blinds, awnings, tracks, valences, fixed carpeting, boilers, incinerators and trade fixtures and fittings) save and except any such items which are the property of the tenants (herein collectively called the "Building"); and

(c) all of the equipment, furniture, inventory, appliances, chattels and other personal property comprising part of or used in the operation and management of the Lands and the Building in the possession or control of the Vendor and save and except any such items which are the property of the tenants (herein collectively called the "Chattels")

(the Lands, the Building and the Chattels are herein collectively called the "Property"); all free and clear of all liens, charges and encumbrances of any nature whatsoever other than those set out in Schedule "A" hereto (herein called the "Permitted Encumbrances") for the price of Three

Million One Hundred and Twenty Five Thousand Dollars ($3,125,000) of lawful money of Canada (herein called the "Purchase Price") to be paid as set out in paragraph 2.

2.   PAYMENT OF PURCHASE PRICE
     -------------------------

2.1  The Purchase Price shall be paid by the Purchaser as follows:

(a) as to $10,000, by payment of such amount within two business days after the Acceptance Date (as hereinafter defined), by cheque payable to and held by the Purchaser's solicitors, Clark, Wilson;

(b) as to $140,000, by payment of such amount on the Waiver Date (as hereinafter defined) by cheque payable to and held by Clark, Wilson; and

(c) as to the balance, by payment of such amount, as adjusted pursuant to paragraph 4.3 and with respect to all matters normally adjusted in real estate transactions of this nature, on or before the Closing Date (as hereinafter defined).

2.2 The Purchaser shall pay the sum required to be paid pursuant to sub-paragraphs 2.1(a) and 2.1(b) on the date payment thereof is required, such amount being applicable to the Purchase Price on the Closing Date unless the Offer has expired pursuant to paragraph 6.4 or the Purchaser has failed to complete the Offer as provided for in paragraph 10.

2.3 Should any date for payment hereunder fall on a weekend or statutory holiday, then the payment shall be paid on the next following business day.

3.   ALLOCATION OF PURCHASE PRICE
     ----------------------------

3.1 The Vendor and Purchaser will endeavour to agree on an allocation of the Purchase Price between the Lands, Building and Chattels, but failing such agreement, the allocation of the Purchase Price will be left not agreed on.

4.   CLOSING DATE ADJUSTMENTS AND RISK
     ---------------------------------

4.1 The completion of the transaction of purchase and sale contemplated by this Offer shall take place on the date (herein called the "Closing Date") which is sixty (60) days after the Waiver Date.

4.2 The Vendor shall deliver to the Purchaser vacant possession of the Property, free and clear of all liens, charges and encumbrances other than the Permitted Encumbrances by 5:00 p.m. on the Closing Date.

4.3 Subject to the provisions of this Agreement, all taxes, mortgage payments, charges and other outgoings whatsoever rated, charged, assessed or otherwise imposed on the Lands shall be discharged and paid and all rents and profits shall belong to the Vendor up to but not after the Closing Date and from and thereafter all taxes, mortgage payments, charges and other outgoings whatsoever shall be paid and discharged and the rents and profits shall belong to the Purchaser. The Vendor does hereby indemnify the Purchaser for any taxes, service contracts, levies, liens,

                                      -2-
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encumbrances, charges and other outgoings whatsoever which are the responsibility of the Vendor but paid by the Purchaser.

4.4 The Property shall be at the risk of the Vendor until and including the Closing Date. If, on or before the Closing Date, the Property is expropriated or damaged by fire or other perils and such damage cannot reasonably be repaired by the Vendor at a cost of less than $200,000, then the Purchaser may within 30 days after such event elect in writing:

(a)  to not complete the sale and purchase herein; or

(b) to complete the sale and purchase herein, in which case the closing shall be on the following further terms and conditions:

     (i) in the case of expropriation, the expropriation proceeds shall be assigned and shall be paid to the Purchaser and that part of the Property not so expropriated shall be sold and shall be the subject of the representations and warranties herein contained; or

     (ii) in the case of damage, the representations and warranties herein contained shall be limited to exclude the effect of such damage and all payments made pursuant to any existing insurance policies thereto in excess of amounts required to be paid to repair such damage shall be assigned and shall be payable to the Purchaser.

4.5 If the events referred to in paragraph 4.4 shall occur within 10 days prior to the Closing Date, and if the Purchaser elects after the Closing Date as permitted herein then the Closing Date shall be on the business day next following the day which is 10 days after the date of such election.

5.   VENDOR COOPERATION
     ------------------

5.1 Within seven business days after the date (herein called the "Acceptance Date") upon which the Vendor delivers to the Purchaser (or the Purchaser's solicitors) a duly accepted copy of this Offer as provided herein the Vendor shall deliver at its own expense to the Purchaser, the following:

(a) to the extent in the possession or control of the Vendor, a survey certified by a qualified surveyor under his hand and seal showing the location of the Building in relation to the lot lines of the Lands and the streets, all encroachments and easements benefiting or charging the Lands, and confirming the legal description of the Lands;

(b) copies of all material agreements currently in effect relating to the Property or any part thereof and binding the Vendor or under which the Vendor has any rights, including, without limitation, all leases and tenancy agreements, maintenance, management, parking, agency and service contracts and all amendments thereto, all certified by an executive officer of the Vendor as being true copies thereof and as constituting all documents of the nature described in this sub-paragraph 5.1(b);

                                      -3-
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(c)  a list and details of all warranties and guarantees, if any, in the possession of the Vendor from contractors, sub-contractors and suppliers with respect to the Building;

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(d)  a list of all the Chattels used in the operation of the Building certified by an executive officer of the Vendor as comprising all the equipment, furniture, inventory, appliances, chattels and other personal property which are material to the operation of the Building;

(e) to the extent available, a complete set of "as built" architectural, structural and mechanical plans as well as specifications of the Building;

(f) a complete set of architectural, structural and mechanical plans pertaining to the Vendor's proposed redevelopment of the Building;

(g) copies of all consultants reports which may be in the possession of the Vendor pertaining to its proposed redevelopment of the Building;

(h) copies of all contractors and sub-contractors estimates which may be in the possession of the Vendor pertaining to its proposed redevelopment of the Building;

(i) copies of all correspondence between the Vendor or its consultants and the City of Vancouver pertaining to the Vendor's proposed redevelopment of the Building including applications for development or building permits;

(j) authorization consents from the Vendor addressed to all necessary provincial, federal and municipal taxing authorities and any Crown agencies entitled to register liens or charges against the Property, with respect to the status of remissions to the said authorities and agencies;

(k) copies of all appraisals and environmental reports pertaining to the Property in the possession of the Vendor; and

(l) such further documents and information relating to the Property as may be in the possession of the Vendor and as the Purchaser or its solicitors may reasonably require.

6.   CONDITIONS PRECEDENT
     --------------------

6.1 The Purchaser's obligation to complete the purchase of the Property is subject to the Purchaser delivering to the Vendor not later than the date (herein called the "Waiver Date") which is sixty (60) days after the Acceptance Date, a written notice confirming:

(a) that the Purchaser has received and reviewed the documents and materials delivered pursuant to paragraph 5 of this Offer and the said documents and materials are approved by, and satisfactory to, the Purchaser;

(b) that the Purchaser has examined title to the Lands, the Building and the Chattels and has made any other examinations and inquiries it deems appropriate to reasonably satisfy itself that this transaction is acceptable to it, and that said examinations and inquiries are approved by, and satisfactory to, the Purchaser;

(c) that the Purchaser has obtained approval, to its satisfaction, from the City of Vancouver of the Purchaser application to develop the Property including changing the use of the ground floor of the Building to retail/restaurant; and

(d) that the Purchaser has obtained financing on terms satisfactory to the Purchaser.

6.2 The conditions set forth in paragraph 6.1 above are included for the sole benefit of the Purchaser and may be unilaterally waived in writing in whole or in part by the Purchaser at any time.

6.3 If any of the conditions set forth in paragraph 6.1 has not been either satisfied or waived in writing by the Purchaser within the time herein set forth, the Offer shall immediately expire and be at an end and all sums paid pursuant to paragraph 2 hereof together with accrued interest thereon, shall be returned forthwith to the Purchaser.

7.   VENDOR'S REPRESENTATIONS AND WARRANTIES
     ---------------------------------------

7.1 The Vendor hereby acknowledges that the Purchaser is relying on the following representations and warranties in connection with the purchase of the Property by the Purchaser. The Vendor hereby represents and warrants to the Purchaser, as representations and warranties which are true now and will be true from this date to and including the Closing Date, that:

(a) the Vendor is and on the Closing Date shall be the sole registered owner of the Property free and clear of all liens, claims, judgements, charges, caveats and encumbrances whatsoever save and except the Permitted Encumbrances, and that the Vendor has the full right and authority to transfer valid title to the Property to the Purchaser;

(b) the Vendor shall transfer to the Purchaser on the Closing Date title to the Property free and clear of all liens, claims, judgements, charges, caveats, and encumbrances whatsoever, save and except the Permitted Encumbrances;

(c) all civic and municipal taxes, rates, levies and assessments whatsoever then due and owing with respect to the Property shall be paid in full on the Closing Date or shall be the subject of the adjustment of the Purchase Price contemplated by section 4.3 above;

(d)  paragraph intentionally deleted

(e) the Building has been maintained in working order and is not subject to any outstanding work order or notice of defect or non-compliance from any provincial, civic or municipal board or official or Board of Fire Underwriters or like authority;

(f)  paragraph intentionally deleted

(g) the Vendor possesses all necessary licenses, permits, agreements and other rights to lease and operate the Property as currently operated and in accordance with environmental laws and that all terms and conditions of any such licences, permits, agreements and other rights have been duly complied with and are in good standing;

(h) to its knowledge the Vendor has complied with all governmental laws, ordinances, by-laws and regulations affecting the Lands and the Property and is not in default of any of the same and has had no notice from any governmental authorities to change, modify or alter any licences, conditions of operating, building structure or otherwise which could affect the use or operation of the Lands or the Property and paid all monies due and payable under all agreements relating to the development, management and operation of the Property;

(i)  paragraph intentionally deleted

(j)  paragraph intentionally deleted

(k) there is no claim or litigation pending or threatened with respect to the Property or the occupancy or use thereof which could affect the right of the Purchaser to own or use the Property;

(l) to the Vendor's knowledge there is no proceeding by or before any governmental commission, department, board, authority or other administrative officer pending or threatened which could affect the right of the Purchaser to own or use the Property;

(m) there is no collective bargaining agreement or certification before any labour authority or board affecting any employees employed by the Vendor in connection with the Property;

(n) to the Vendor's knowledge, and except as reflected in any environmental reports or materials provided to the Purchaser, the Property is free of any explosives, radioactive materials, asbestos materials, urea formaldehyde, underground or aboveground tanks, pollutants, contaminants, deleterious substances, dangerous goods or substances, hazardous, corrosive or toxic substances, special waste or waste of any kind or any other substance the storage, manufacture, disposal, handling, treatment, generation, use, transport, remediation or release into the environment of which is prohibited, controlled or regulated under any federal, provincial, municipal or other governmental authority (herein called "Contaminants") . The Purchaser acknowledges that it will be responsible for the environmental matters disclosed in the Phase I environmental report which is being provided to the Purchaser by the Vendor, including without limitation the direct and indirect costs involved in any required remediation of such environmental matters. The Purchaser also hereby waivers any rights it may have to receive a site profile from the Vendor pursuant to the provisions of the Waste Management Act of British Columbia;

(o) to its knowledge, and except as reflected in any environmental reports or materials provided to the Purchaser, the Vendor has not used or permitted the Property to be used, and has no knowledge of the Property being used, for the storage, manufacture, disposal, treatment, handling, generation or release into the

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     environment, including by way of discharge, emission, spill, deposit, leakage or otherwise, of any Contaminants, for waste disposal or landfill purposes or for any other purpose which may result or has resulted in Contaminants in, on, under or migrating to or from the Property;

(p) the Vendor has fully disclosed to the Purchaser all environmental reports, investigations, assessments, audits, studies, permits, licences and records in the possession or control of the Vendor with respect to the Property and relating to Contaminants or environmental laws and the Vendor has not obtained or performed any environmental reports, investigations, assessments, audits or other studies with respect to the Property except as disclosed in writing to the Purchaser.

(q) that all wages due and payable to employees of the Vendor employed in connection with the Property have been paid;

(r) the Vendor hereby authorizes the Purchaser to submit development permit and building permit applications pertaining to its intended redevelopment of the Property and will execute specific authorizations in writing in a timely manner if requested by the Purchaser;

(s) that on the Closing Date the Vendor shall not have any indebtedness to any person, business, company or government authority which by operation of law or otherwise then constitutes a lien, charge or encumbrance on the Property or which could affect the right of the Purchaser to own, occupy and obtain revenue from the Property save and except for the Permitted Encumbrances;

(t)  that the Vendor is a resident of Canada for the purposes of the Income Tax
                                                                     ----------
     Act, R.S.C. 1985, Chapter 1 (5th Supp.) as amended (the "Income Tax Act");
     ---                                                      --------------
     and

(u)  from the present date until the Closing Date the Vendor shall:

     (i) maintain insurance coverage of the scope and in the amount presently held;

     (ii) maintain the Lands, the Buildings and the Chattels in the same manner and to the same standard as prior to the date of this Agreement and not sell or dispose of any of them; and

     (iii) maintain all licences and permits pertaining to the Property and all charges on the Lands in good standing, and will not enter into any new contracts or amend any of the foregoing contracts without the prior written consent of the Purchaser which is not to be unreasonably withheld.

7.2 The representations, warranties, covenants and agreements of the Vendor contained in this Offer shall survive the Closing of the sale and purchase of the Property for a period of twelve (12) months and the Vendor covenants that all of the representations, warranties, covenants and agreements contained herein shall be true and correct as of the Closing Date as if made on that date.

8.   PURCHASER INQUIRIES
     -------------------

8.1 After the acceptance of this Offer by the Vendor, the Purchaser, through its officers, employees and other authorized agents and representatives, will have the right:

(a) to examine at the Vendor's offices during normal business hours, the originals of all documents referred to in paragraph 5.1 hereof in the possession of or reasonably obtainable by the Vendor or its agents;

(b) to inspect and examine the Building (and the Vendor hereby grants to the Purchaser, access to the Building at all reasonable times to inspect and examine the same) for the purpose of verifying the design and condition of the electrical, mechanical, heating, ventilating, sewage systems and structural condition of the Building, the state of repair thereof, the location of the Building, and to present the Building to prospective tenants, purchasers and lenders on the understanding and condition that the Purchaser shall indemnify and save harmless the Vendor from and against any and all losses and damages suffered or incurred as a result of such inspections and examinations and that the Purchaser shall forthwith repair any damage caused by such inspections and examinations; and

(c)  to erect "For Lease" and "For Sale" signs on the Building.

8.2 The Vendor shall use reasonable commercial efforts to enable the Purchaser to make reasonable inspections of the Building. The Purchaser, its employees, agents, engineers, architects, contractors and surveyors and all other parties acting under the authority of the Purchaser shall not do any act which would harm or unreasonably disrupt the Vendor or its tenants.

8.3 The Vendor covenants and agrees to cooperate with and assist the Purchaser in the aforesaid examinations and inquiries.

9.   CLOSING DOCUMENTS AND PROCEDURE
     -------------------------------

9.1 On or before 9:00 a.m. on the Closing Date, the Vendor shall deliver the following documents, duly executed (hereinafter collectively called the "Closing Documents") to the solicitors for the Purchaser:

(a) a deed or transfer of title conveying the Lands and the Building to the Purchaser;

(b)  a bill of sale conveying the Chattels to the Purchaser;

(c) a Statement of Adjustments wherein, inter alia, the Vendor shall credit to the Purchaser any and all prepaid rents, parking fees, security deposits, prepaid maintenance fees, any interest due to tenants therefrom, if any, which may be in the possession of the Vendor on the Closing Date, and wherein taxes, rentals, water rates and utility charges are apportioned and allowed to the Closing Date;

(d) an assignment or assignments to the Purchaser, and an assumption by the Purchaser of all of the Vendor's obligations thereunder, of all agreements, contracts and other rights described in paragraphs 5.1(b) and 5.1(c) as the Purchaser may request, provided the Purchaser is not obligated to take any assignment of such items;

(e) a statutory declaration by an executive officer of the Vendor or other evidence reasonably satisfactory to the Purchaser certifying that the Vendor is a resident of Canada for the purposes of the Income Tax Act of
                                                            --------------
     Canada;

(f) an opinion of counsel for the Vendor, satisfactory to the solicitors for the Purchaser, to the effect that the transactions as contemplated hereby and all documents required to be delivered by the Vendor hereunder have been duly authorized, executed and delivered and that the Vendor has the corporate power to enter into the transactions contemplated hereby;

(g) a certificate of an executive officer of the Vendor dated as of the Closing Date that the Vendor's representations and warranties set out in this Offer are then true and accurate in all material respects;

(h) discharges and release of all mortgages, charges, encumbrances, judgements, liens and caveats affecting the Property save and except the Permitted Encumbrances; and

(i) such other instruments, documents, agreements, assignments and assurances as the solicitors for the Purchaser may reasonably require in order to complete the purchase of the Property and to give effect to this Offer and agreement.

9.2  On the Closing Date, following the receipt of all of the Closing
Documents by the Purchaser's solicitor and registration of transfers of the Lands in the Vancouver Land Title Office the Purchaser shall deliver to the Vendor's solicitors the balance of the Purchase Price then payable, if any, and any adjustments shown as due the Vendor in the Vendor's Statement of Adjustments, in trust.

9.3 All the Closing Documents shall be in a form satisfactory to the solicitors for the Purchaser acting reasonably and, where applicable, in a form suitable for registration in the appropriate offices of public record.

9.4 Any tender of documents or money under this Offer may be made upon the solicitor acting for the party upon whom tender is desired and tender may be made by certified cheque, solicitor's trust cheque or bank draft.

9.5 The costs of discharging any existing mortgages and all other charges, liens, encumbrances, and related caveats other than the Permitted Encumbrances are to be borne by the Vendor.

9.6 The costs of the registration of all bills of sale, transfers, and such other documents as are necessary to complete the purchase of the Property shall be borne by the Purchaser.

9.7 The parties shall each execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Offer and agreement and to effect the transaction contemplated by this Offer and agreement.

9.8 The Purchaser is a GST registrant under Business Number 887357424 and will provide a certificate confirming same on the Closing Date.

10.  REMEDIES
     --------

10.1 If the conditions precedent to this Offer are satisfied or waived by the Purchaser within the time herein set forth, the Vendor is not in default hereunder and the Purchaser fails to complete the purchase of the Property in accordance with the terms hereof by the Closing Date, then the Vendor may, as its sole remedy, cancel this Offer, in which event the sums referred to in sub-paragraphs 2.1(a) and 2.1(b) of this Offer (herein called the "Deposit") together with any interest earned thereon shall be paid to and forfeited to the Vendor as liquidated damages and the Vendor shall have no further claims of any nature whatsoever against the Purchaser whether arising from this Offer, at law or in equity. The Deposit and all accrued interest earned thereon shall be returned to the Purchaser forthwith upon request by the Purchaser if any of the conditions provided for in paragraph 6.1 hereof shall not be satisfied or waived within the time therein limited.

11.  SURVIVAL OF OBLIGATIONS
     -----------------------

11.1 Except as otherwise specifically provided herein the obligations of the parties arising herefrom shall not merge on the Closing Date but shall survive for a period of twelve (12) months.

12.  BINDING AGREEMENT OF PURCHASE AND SALE
     --------------------------------------

12.1 This Offer, if accepted, shall with such acceptance, constitute a binding agreement of purchase and sale, subject to the provisions hereof.

12.2 If this Agreement contains subject conditions then notwithstanding anything to the contrary contained herein the Vendor will receive and retain, as outright and non-refundable consideration, the sum of $100.00 out of the deposit upon the Vendor signing this Agreement and in consideration therefor the Vendor covenants and agrees not to withdraw its acceptance of the offer constituted by this Agreement, prior to the time for removal of any subject conditions contained herein.

13.   TIME IS OF THE ESSENCE
      ----------------------

13.1 It is understood and agreed that time shall be of the essence of this Offer and the agreement resulting therefrom upon acceptance of this Offer by the Vendor

14.   NOTICE
      ------

14.1 All notices, acceptances, demands, requests or deliveries to be given or performed by either party to the other shall be in writing and delivered by hand or sent by prepaid registered mail to the parties at their respective addresses unless there is a disruption in mail service in which event such notices, acceptances, demands, request of deliveries must be delivered by hand. Unless notice of change of address shall be given by either party to the other, their respective addresses for these purposes shall be as follows:

(a)   PURCHASER: 2500-1177 West Hastings Street, Vancouver, B.C. V6E 2K3

(b)   VENDOR: 302-1132 Hamilton Street, Vancouver, B.C. V6B 2S2

and if such notice is sent by prepaid registered mail, it shall be deemed to have been received on the third business day following the mailing thereof or if such notice is delivered by hand, it shall be deemed to have been received upon actual delivery thereof.

15.   COMMISSION
      ----------

15.1 The Purchaser will be responsible for the payment of a real estate commission to Patrick Real Estate Ltd. as a result of the purchase and sale of the Property.

16.   ENUREMENT
      ---------

16.1 This Offer and the agreement which will result from acceptance thereof shall enure to the benefit of and be binding upon the parties hereto, and their respective heirs, executors, administrators, successors and assigns. The Purchaser shall have the right to assign all or any part of the Purchaser's interest in and to this Offer or any agreement resulting therefrom at any time after acceptance of this Offer by the Vendor provided that the Purchaser shall remain liable and responsible for the performance of its obligations hereunder.

17.  DURATION OF OFFER
     -----------------

17.1 This Offer shall be open for acceptance by the Vendor until 4:00 p.m. local Vancouver time, on April 27, 1999 after which time, if not accepted, it shall by lapse of time alone become null and void and of no effect provided always that the parties may by agreement in writing extend the time for acceptance of this Offer. This Offer may only be accepted by delivering a copy hereof accepted as set out below, to the Purchaser within the time set out above.

IN WITNESS WHEREOF the Purchaser has executed this Offer to Purchase this 22nd day of April, 1999.

WILCOX DONNELLY CAPITAL CORP.
-----------------------------


Per: /s/ Michael F. Wilcox
     -------------------------------
     Michael F. Wilcox


Per: /s/ P. Todd Donnelly
     -------------------------------
     P. Todd Donnelly


18.  VENDOR'S ACCEPTANCE OF OFFER
     ----------------------------

18.1 The Vendor herein hereby accepts the foregoing Offer to Purchaser of the Purchaser and hereby agrees with the Purchaser to be bound by all of the warranties, representations, covenants, terms and conditions hereof.

IN WITNESS WHEREOF the Vendor has executed this Acceptance and this Offer and Agreement on the 23rd day of April, 1999.

SIGNED, SEALED AND DELIVERED by SOHO   )
ENTERPRISES LTD. in the presence of:   )
                                       )
/s/ John Nicholls                      )
-------------------------------------- )
Name                                   )
    3425 Pt. Grey Rd.                  )
-------------------------------------- )  Per:   /s/ W.D. Cameron White
                                       )      ___________________________
Address                                )         Director
    Vancouver, BC                      )
-------------------------------------- )
    Director Business Affairs          )
-------------------------------------- )
Occupation                             )

                                  SCHEDULE "A"
                                       TO
                      OFFER TO PURCHASE AGREEMENT BETWEEN
            WILCOX DONNELLY CAPITAL CORP., AND SOHO ENTERPRISES LTD.
                DATED FOR REFERENCE THE 22ND DAY OF APRIL, 1999

                             PERMITTED ENCUMBRANCES
                             ----------------------

     E45612    Easement and indemnity agreement in favour of City of Vancouver

     BJ265954  Easement and indemnity agreement in favour of City of Vancouver

                                  SCHEDULE "B"
                                       TO
                      OFFER TO PURCHASE AGREEMENT BETWEEN
            WILCOX DONNELLY CAPITAL CORP., AND SOHO ENTERPRISES LTD.
                DATED FOR REFERENCE THE 22ND DAY OF APRIL, 1999

                               LEGAL DESCRIPTION
                               -----------------

          Parcel Identifier: 002-710-668

          Lot 25 Block 76 District Lot 541 Plan 3469

                                  SCHEDULE "C"
                                       TO
                      OFFER TO PURCHASE AGREEMENT BETWEEN
            WILCOX DONNELLY CAPITAL CORP., AND SOHO ENTERPRISES LTD.
                DATED FOR REFERENCE THE 22ND DAY OF APRIL, 1999

                             MODIFICATION AGREEMENT
                                       TO
                      OFFER TO PURCHASE AGREEMENT BETWEEN
                  WILCOX DONNELLY CAPITAL CORP. AS PURCHASER,
                      AND SOHO ENTERPRISES LTD. AS VENDOR
                DATED FOR REFERENCE THE 22ND DAY OF APRIL, 1999

The Purchaser and Vendor hereby agree to modify the Offer to Purchase Agreement as follows:

1. In paragraph 2.2, the reference to "paragraph 6.4" shall be deleted and replaced by "paragraph 6.3"; and

2.   Paragraph 4.2 shall be deleted and replaced by the following:

          "The Property shall be free and clear of all liens, charges and encumbrances other than the Permitted Encumbrances on the Closing Date, and the Vendor shall deliver vacant possession of the Property by 5:00 p.m. on the date that is the later of the Closing Date and September 1, 1999."

All other terms and conditions of the Offer to Purchase Agreement shall remain in full force and effect.

This modification agreement has been executed by the parties at Vancouver, B.C. as of this 23rd day of April, 1999.

WILCOX DONNELLY CAPITAL CORP.


Per: /s/ P. Todd Donnelly
    ------------------------------
    Authorized Signatory


SOHO ENTERPRISES LTD.


Per: /s/ W.D. Cameron White
    ------------------------------
    Authorized Signatory